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Exhibit No. 3.01
                        ARTICLES OF INCORPORATION
                                  OF
                      UINTAH MOUNTAIN COPPER COMPANY

     KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Utah, and we hereby certify:

                               ARTICLE I.

     The name of said corporation is and shall be known as, UINTAH MOUNTAIN COPPER COMPANY.

                              ARTICLE II.

     The term for which this company is to exist is fifty years from and after the date hereof.

                              ARTICLE III.

     Said corporation is organized at, and the place of its principal place of business shall be, Salt Lake City, Utah; but branch places of business for the purpose of carrying out the objects and pursuits for which the corporation is formed may be established at such other place or places, both within and without the State of Utah, as the board of directors may deem advisable.

                              ARTICLE IV.

     The names of the incorporators, their places of business and residence, and the amount of stock each has subscribed, are as follows:

 Incorporator          Residence              Shares subscribed     Par Value
 ------------          ---------              -----------------     ---------

Jesse Kemp           156 Dooly Court,                2,000        $    200.00
                     Salt Lake City, Utah
Arthur Meacham       320 Reeves Terrace,             2,000             200.00
                     Salt Lake City, Utah
Ellis R. Maxfield    Sandy, RD 1, Box 63, Utah     115,500          11,550.00
Lavera Maxfield          Do.                       115,500          11,550.00
Reed R. Maxfield     Midvale, Utah                  57,500           5,750.00
Dorothy M. Coulter   Sandy RD 1, Box 63, Utah       57,500           5,550.00
                                                 ---------          ---------
                     Total subscribed              350,000        $ 35,000.00


                              ARTICLE V.

     The capital stock of this corporation shall be One Hundred Thousand Dollars ($100,000.00), divided into 1,000,000 shares of the par value of Ten Cents per share: of which capital stock, Three Hundred Fifty Thousand shares (350,000) subscribed for as shown in Article IV, hereof shall be and the same are fully paid, as shall appear more fully hereafter. The remaining 650,000 shares are unsubscribed treasury stock, which may be sold and disposed of at such price or on such terms from time to time as the board of directors may deem or determine for the corporation's best interests.


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                             ARTICLE VI.

     The objects and purposes for which this corporation is formed and organized are as follows:

     (a) To conduct mining operations of all kinds within the State of Utah and elsewhere: to purchase, take, hold, locate, sell, patent, convey, lease, explore, develop, improve, or otherwise deal in mines minerals and ores of all kinds, and to acquire and erect and maintain smelters, mills and reduction works for such purposes; and to undertake and carry on any other business or operations necessary for, incidental to, or desirable in attaining the purposes and objects for which this corporation is organized.

     (b) To buy and sell land and other real estate wherever situate, and to lease, release, mortgage and hypothecate such lands and otherwise dispose of the same; to lay out townsites or villages and sell and otherwise dispose of the lands therein contained; to deal in timber lands in connection with and appurtenant to the mining business; to construct, own, operate trams and tramways; and to do all things proper and necessary to carry on the several kinds of business herein enumerated.

     (c) To own and operate, or lease, or otherwise acquire interest in, transport facilities of all kinds for freight and passengers, incidental to carrying on the business of mining, or calculated to promote the same.

     (d) To not as agent for others in disposing of their mining claims, grounds, ores and metals of all kinds, or other substances, and to make contracts with others with reference to the handling, selling, smelting, treating and disposing of their mining claims, ores, and properties.

     (e) To purchase, acquire, hold and dispose of the stocks and bonds of any, corporation, domestic or foreign, and to issue in exchange therefor its stocks, bonds or other obligations.

     (f) The corporation may do everything necessary, suitable and proper for the accomplishment of any and all the purposes or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals; and to do every other act or thing incidental or pertinent to or growing out of or connected with the aforesaid business or powers or any part thereof.

                               ARTICLE VII.

     The officers of this corporation shall be a president, a vice president, a secretary and a treasurer, who shall each hold office for the term of one year, and until their successors are appointed and qualified. The directors shall from their numbers appoint the above-named officers at their first meeting after the regular annual meeting of stockholders, except only that the treasurer need not be a director. One person may be both secretary and treasurer, or one person be secretary and another, treasurer, at the option of the board of directors. Said officers shall perform the duties usually performed by such officers of commercial or mining corporations, but the board shall have power to adopt by-laws defining or limiting the authority and duties of any and all officers of this corporation.

                              ARTICLE VIII.

     Any officer of this corporation may resign upon giving five days written notice to the board of directors, and the board of directors shall fill the vacancy occasioned by such resignation, or vacancy caused by death, for the
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unexpired term of such officer or officers. Also, at any regular or special stockholders' meeting, any officer may be removed from office by a two-thirds vote of all stockholders voting in favor thereof; and a successor shall be appointed, or elected as the case may be, so fill the unexpired term; provided, however, that no officer removed by stockholder' vote shall be reappointed to any officer in this company during the unexpired term without a two-thirds vote of stockholders in favor thereof.

                               ARTICLE IX.

     The board of directors shall consist of five persons, elected by the stockholders for a term of one year each, all of whom to be elected at each regular annual stockholders' meeting. No person shall be eligible to the office of director of this corporation who is not the owner and holder of record of at least 100 shares of the capital stock of said corporation.

     Until their successors are elected and qualified, the following persons shall be the officers of this corporation, namely:

     Ellis R. Maxfield shall be director and president;
     Lavera Maxfield shall be director and vice president;
     Dorothy N. Coulter shall be director, secretary and treasurer; Arthur Meachum shall be director; and Reed R. Maxfield shall be director.

                               ARTICLE X.

     Not less than three members of the board of directors shall constitute and form a quorum and be authorized to transact the business and exercise the corporate powers of this corporation; provided, that when only three members are present, their decision shall be unanimous in order to transact the business and exercise the corporate powers of this company; and provided further, that the directors shall have the power to sell and dispose of the assets, claims, or properties of this corporation without confirmation by the stockholders.

                              ARTICLE XI.

     Regular meetings of the stockholders shall be held on the second Monday in January of each year for the election of directors and the transaction of such general business as may properly come before the stockholders at such meetings; and as such meetings the secretary and treasurer shall submit complete records showing the financial condition of the corporation. Each stockholder shall be entitled to one vote for each share of stock owned by him, as shown by the records of the corporation, which he may cast in person or by proxy in writing. Special meetings of the stockholders may be called by the board of directors in the manner prescribed by law, and must be called whenever the owners, as shown by the company books, of 25 per cent or more of the capital stock of the corporation, in writing requests the board to call a special meeting of the stockholders.

                             ARTICLE XII.

     Any general or special meeting of the board of directors may be held upon giving three days personal notice thereof; otherwise five days notice thereof; provided, that share notice, other than personal notice, is given, mailing notice thereof shall constitute sufficient notice when mailed to the last known address or the director or directors and placed in the United States

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Post Office with sufficient postage prepaid. The notice above provided for shall not be required where the directors sign a written waiver, in which event any meeting of the directors may be held without notice.

                             ARTICLE XIV.

     The 350,000 shares of capital stock of this corporation subscribed for by the incorporators herein, as set forth in Article IV, hereof, are fully paid for by the purchase, sale, assignment and transfer to the said corporation of five mining claims (unpatented), situate in Brown Duck Fork of Lake Fork in Duchesne County, Utah, and known as Sunshine No. 1, Sunshine No. 2, Sunshine No. 3, Sunshine No. 4 and Sunshine No. 5, location notices for which are on file in the office of the County Recorder of Duchesne County, Utah; which said mining claims are taken by this corporation and accepted in payment of the stock subscribed for by the incorporators as herein set forth, subject to an amount of $1,000 owing, and also subject to any boundary conflicts thereon; the fair cash value of which claims as accepted being $35,000.00.

     IN WITNESS WHEREOF, We have hereunto set our hands this 28 day of January, 1946.

                              /s/Ellis R. Maxfield
                              /s/A.L. Meacham
                              /s/Jesse Kemp
                              /s/Reed R. Maxfield
                              /s/Dorothy M. Coulter
                              /s/Lavera Maxfield

STATE OF UTAH       )
                     SS:
COUNTY OF SALT LAKE )

     Ellis R. Maxfield, Levera Maxfield, and Reed R. Maxfield, being duly sworn, depose and say: that it is bona fide their intention to commerce and carry on the business mentioned in the foregoing agreement and that the affiants verily believe that each party to the agreement has paid or is able to pay, the amount of stock subscribed for by each of said incorporators: that at least ten per cent of the stock subscribed for by each of said incorporators has been paid in, and that not less than ten per cent of the capital stock of the corporation has been paid in; that they are acquainted with the property mentioned in paragraph or Article IXV, hereof and accepted in payment of 350,000 shares of capital stock; and that the said property is reasonably worth in cash the sum of $35,000.00, the amount paid for it by said incorporators.

                              /s/Ellis R. Maxfield
                              /s/sic.
                              /s/sic.
     Subscribed and sworn to before me the 28 day of January, A.D. 1946.
                                         /s/sic., Notary Public, residing in
My com. expires                                   Salt Lake City, Utah
Aug. 19, 1946.

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STATE OF UTAH     )
                   SS:
COUTY OF SALT LAKE)

    On the 28 day of January, 1946, personally appeared before Ellis R. Maxfield, Lavera Maxfield, Reed R. Maxfield, Dorothy M. Coulter, Jesse Kemp and Arthur Meacham, the signers of the foregoing articles of incorporation, who each duly acknowledged to me that they executed the same.
                                       /s/sic., Notary Public, residing in
My com. expires                                 Salt Lake City, Utah
Aug. 19, 1946


























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Exhibit No. 3.02             ARTICLES OF AMENDMENTS
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                        UINTAH MOUNTAIN COPPER COMPANY

     Pursuant to provisions of Utah Business Corporation Act, the undersigned Corporation hereby adopts the following Articles of Amendments to its Articles of Incorporation:

     FIRST: The name of the Corporation is Uintah Mountain Copper Company.

     SECOND: The following amendments to the Articles of Incorporation were duly adopted by the shareholders of the Corporation:

     Amendment 1: Article II of the Articles of Incorporation is hereby deleted in its entirety. A new Article II is hereby inserted in the place thereof to read as follows:

                                   ARTICLE II

     The duration of this corporation is perpetual.

     Amendment 2: Article V of the Articles of Incorporation is hereby deleted in its entirety. A new Article V is hereby inserted in the place thereof to read as follows:

                                   ARTICLE V

     The aggregate number of shares which this corporation shall have authority to issue is thirty million shares of par value stock of $0.10 per share. All stock of the corporation shall be common. Fully-paid stock of this corporation shall not be liable to any further call or assessment. The Corporation is authorized to issue and/or grant options and/or warrants to purchase or otherwise acquire, shares of the common stock upon such terms and for such considerations as the Board of Directors shall determine.

     Amendment 3: Article VII of the Articles of Incorporation hereby amended and changed by deleting the language "term of one year." The new language is hereby inserted in the place thereof to read as follows:

                                  ARTICLE VII

                     ..."term of three years"...

     Amendment 4: Article XV is hereby added to the Articles of Incorporation. The new Article XV is hereby added and inserted thereof to read as follows:

                                 ARTICLE XV

     Stockholders are expressly denied the pre-emptive right (1) to acquire additional treasury shares; (2) to the issuance of treasury stock; (3) to the issuance of options or securities convertible into shares of the common stock. Cumulative voting of the shares shall not be permitted.

     THIRD: The foregoing Amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on the 6th day of July, 1989, in the manner prescribed by the laws of the State of Utah.

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     FOURTH: The number of shares outstanding on the above date was 925,660 common shares. The number of shares entitled to vote thereon was 925,660 common shares.

     FIFTY: The number of common shares voted for all four Amendments was 533,855 and the number of common shares voted against all four Amendments was 0.

     SIXTH: No other class of shares was entitled to vote thereon as a class.

     DATED this 6th day of July, 1989.
                                       UINTAH MOUNTAIN COPPER COMPANY

                                       By:/s/Peter M. Kandaris, President

                                       By:/s/Keith Robinson, Secretary

STATE OF UTAH       )
                    :ss.
COUNTY OF SALT LAKE )

     On the 6th day of July, 1989, personally appeared before me Peter M. Kandaris and Keith Robinson who being by me first duly sworn declared that they are the President and Secretary, respectively, of Uintah Mountain Copper Company, a Utah corporation, and that they signed the foregoing instrument as President and Secretary of the Corporation and that the statements contained therein are true.
                                      /s/Kerry R. Newman
[KERRY R. NEWMAN
 Notary Public
 STATE OF UTAH
My Comm. Exp. Oct. 23, 1992
13616 S. 1700 W., Riverton, UT 84065]